Exhibit 1











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated June 13, 2000, appearing in this Annual Report on Form 11-K of Seneca Foods Corporation Employees' Savings Plan for the year ended December 31, 2000.





/s/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Rochester, New York
June 29, 2001


                                    Exhibit 2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated May 24, 2001, appearing in this Annual Report on Form 11-K of Seneca Foods Corporation Employees' Savings Plan for the year ended December 31, 2000.





/s/Bobbitt, Pittenger & Company, P.A.

Bobbitt, Pittenger & Company, P.A.
Sarasota, Florida
June 29, 2001